EXHIBIT 10.31

                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 18th day of January, 2000, by and among, (i) Carnival Corporation, a Panamanian corporation ("CCL"), and (ii) Sherwood M. Weiser ("Weiser"), Donald
E.  Lefton  ("Lefton"), Thomas F. Hewitt ("Hewitt"), Peter L. Sibley ("Sibley"),
W. Peter Temling ("Temling") and Robert B. Sturges ("Sturges") (Weiser, Lefton, Hewitt, Sibley, Temling and Sturges are sometimes collectively referred to herein as the "Buyers" and individually as a "Buyer").

                                    Recitals

    A. CCL currently owns 2,490,000 shares (the "Purchased Shares") of common stock, $.005 par value per share (the "CRC Common Stock"), of CRC Holdings, Inc. ("CRC").

    B. Subject to approval by the Louisiana Gaming Control Board, CCL desires to sell to Buyers, and Buyers desire to purchase from CCL, the Purchased Shares.


                                    Agreement

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties agree as follows:

                     ARTICLE I - SALE AND PURCHASE OF SHARES

     1.1 Sale and Purchase of Shares.

    (a) On the terms and subject to the conditions of this Agreement, CCL hereby sells, conveys, assigns, transfers and delivers to Buyers, and Buyers hereby purchase from CCL, the Purchased Shares for an aggregate purchase price of $12,285,564, as follows:

                                    Number of
            Buyer                Purchased Shares             Purchase Price
             Weiser                     803,785                 3,965,780
             Lefton                     803,785                 3,965,780
             Hewitt                     298,001                 1,470,582
             Sibley                     298,001                 1,470,582
             Sturges                    125,290                   617,964
             Temling                    161,138                   794,876
                                      2,490,000               $12,285,564

    (b) To effect the transfers contemplated by Section 1.1(a), CCL is hereby causing to be delivered to each Buyer, against payment therefor in accordance with Section 1.2 hereof, stock certificates representing the number of Purchased Shares set forth opposite such Buyer's name under the column "Number of Purchased Shares" in Section 1.1(a).

     1.2 Purchase Price; Payment for Shares; Notice.

    (a) The aggregate purchase price of $12,285,564 (the "Purchase Price") for the shares of Common Stock being purchased by Buyers hereunder is hereby being paid by each Buyer's delivery to CCL of (a) such Buyer's promissory note in the aggregate principal amount equal to the amount set forth opposite such Buyer's name under the column "Purchase Price" in Section 1.1(a), such note in the form attached hereto as Exhibit A (each a "Note" and collectively, the "Notes") and
(b) a security and pledge agreement in the form attached hereto as Exhibit B (each a "Security Agreement").

    (b) As the Notes provide for possible acceleration of the maturity date of such Notes in the event that Weiser or Lefton sell any shares of CRC Common Stock, Weiser and Lefton hereby agree to provide CCL prior written notice of any such proposed sale. Weiser and Lefton hereby further agree that they will not sell any shares of CRC Common Stock unless the purchaser(s) of such shares agree(s) to buy an equal percentage of the Purchased Shares at the same price and upon the same terms.

               ARTICLE II - REPRESENTATIONS AND WARRANTIES OF CCL

     CCL hereby represents and warrants to Buyers that:

      2.1 Corporate Existence and Qualification. CCL is a corporation duly organized, validly existing and in good standing under the laws of Panama; has the corporate power to own, manage, lease and hold its properties and to carry on its business as and where such properties are presently located and such business is presently conducted; and is duly qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect on its business, financial condition or results of operations.

      2.2 Authority, Approval and Enforceability. This Agreement has been duly executed and delivered by CCL and CCL has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby, and to perform its obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of CCL, enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors' rights generally.

     2.3 Ownership and Delivery of Shares. CCL owns all of the Purchased Shares free and clear of any and all pledges, security interests, liens, charges, proxies, calls or other encumbrances of any nature whatsoever. CCL's delivery of a certificate or certificates representing the Purchased Shares to Buyers pursuant to this Agreement, against payment therefor pursuant to Section 1.2 hereof, transfers valid title to such Purchased Shares to Buyers, free and clear of any and all pledges, security interests, liens, charges, proxies, calls or other encumbrances of any nature whatsoever. There are no outstanding options, warrants, calls, subscriptions, agreements or commitments of any character, except this Agreement, to which CCL is a party obligating it to sell any Purchased Shares or which restrict the transfer of any such shares held by it.

             ARTICLE III - REPRESENTATIONS AND WARRANTIES OF BUYERS

     Each of the Buyers hereby severally represents and warrants to CCL that:

      3.1 Authority, Approval and Enforceability. This Agreement has been duly executed and delivered by such Buyer. Such Buyer has all requisite power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby, and to perform his obligations hereunder. This Agreement and such Buyer's Note and Security Agreement constitute the legal, valid and binding obligation of such Buyer, enforceable in accordance with their respective terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium or similar laws and judicial decisions from time to time in effect which affect creditors' rights generally.

     3.2 Investment Representations.

    (a) Such Buyer is acquiring the Purchased Shares to be acquired by him pursuant to this Agreement for his own account and not with a view to, or for sale in connection with, a "distribution," as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act").

    (b) Such Buyer is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

    (c) Such Buyer understands that the sale of shares of CRC Common Stock under this Agreement has not been registered under the Securities Act or applicable state securities laws.

    (d) Such Buyer understands that the certificates representing shares of CRC Common Stock being sold by CCL pursuant to this Agreement bear a "restricted transfer" legend substantially as follows:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933 or any applicable state law. They may not be offered for sale, sold, transferred or pledged without (1) registration under the Securities Act of 1933 and any applicable state law, or
          (2) at holder's expense, an opinion (satisfactory to the Company) of counsel (satisfactory to the Company) that registration is not required."

    (e) Such Buyer acknowledges that all matters relating to CRC, the Agreement and such Buyer's investment in the CRC Common Stock have been explained to the satisfaction of such Buyer and that such Buyer understands the speculative nature and risks involved in this investment.

   (f) Such Buyer can bear the economic risks inherent in its investments in the CRC Common Stock.

    (g) Such Buyer has been afforded the opportunity to ask questions of, and receive answers from CRC and has had access to all information deemed material to an investment decision with respect to his acquisition of the Common Stock.

      3.3 Representations. Such Buyer is acquiring the CRC Common Stock without having been furnished any representations or warranties of any kind whatsoever with respect to CRC's business and financial condition. Without limiting the generality of the foregoing, such Buyer acknowledges that neither CCL, CRC nor any other person has provided, and such Buyer is not relying in any way upon, any representations regarding projections or future performance of CRC.

             ARTICLE IV - REPURCHASE SUBJECT TO REGULATORY APPROVAL

      4.1 Sale and Purchase. Provided that (i) any and all licensing and approval of the Louisiana Gaming and Control Board required by the laws, rules and regulations of the State of Louisiana pertaining to licensed gaming activities and any other applicable foreign, federal or state authorities has been obtained ("Louisiana Regulatory Approval"), and (ii) the following transaction is in compliance with all applicable maritime laws (including the Jones Act), then during the period that any of the Notes are outstanding, upon written notice from either Weiser, on behalf of the Buyers, or CCL to the Buyers (the "Repurchase Notice"), CCL shall repurchase from Buyers and the Buyers shall sell to CCL, on the date and in the manner set forth in this Article IV, any of the Purchased Shares then held by Buyers, at the Purchase Price per share of Common Stock paid by Buyers hereunder, together with an amount necessary so that the aggregate purchase price to be paid by CCL pursuant to this Article IV returns to each Buyer his purchase price per share and also provides such Buyer with a rate of return thereon of 6.10% per annum, in each case from the Closing Date until the date the Purchased Shares are acquired by CCL pursuant to this
Article IV. Each of the Buyers agree that Weiser shall have the sole right to deliver or receive the Repurchase Notice on behalf of the Buyers. Notwithstanding anything to the contrary contained herein, the repurchase of the Purchased Shares is subject to Louisiana Regulatory Approval. In the event that Louisiana Regulatory Approval is not obtained, the parties acknowledge that they shall have no recourse against the Louisiana Gaming Control Board, the Attorney General of the State of Louisiana, the Department of Safety and Corrections, Office of State Police, and their members and employees, except as provided under applicable Louisiana law, including the Louisiana Gaming Control Law, and the rules and regulations promulgated thereunder.

      4.2 Terms of Payment of Purchase Price. CCL shall pay to Buyers the purchase price for all Purchased Shares acquired pursuant to this Article IV in cash; provided, however, that CCL shall have the right to reduce, deduct or otherwise offset against each payment otherwise due to a Buyer hereunder any and all amounts owed to CCL by such Buyer, including principal and accrued interest owed to CCL pursuant to the Note delivered by such Buyer pursuant to this Agreement.

      4.3 Closing. The consummation of any transfer under this Article IV shall take place on the later of (i) the 10 th business day after the Repurchase Notice is received by CCL or Weiser, as the case may be, or (ii) receipt of Louisiana Regulatory Approval. The closing shall occur at the principal office of CRC, and the closing procedures shall be consistent with the provisions of this Article IV.

      4.4 Tender Requirements at Closing. At the closing, the Buyers shall present to CCL share certificates for all Purchased Shares to be acquired by CCL pursuant to this Article IV, such share certificates to be in proper form for transfer. Such shares shall be transferred free of all liens and encumbrances or adverse claims of any kind of character. CCL, upon receipt of proper tenders from Buyers, shall tender payment in accordance with the terms provided in this
Article IV.

                            ARTICLE V - MISCELLANEOUS

      5.1 Further Assurances. Following the Closing, the parties shall execute and deliver such documents, and take such action, as shall be reasonably requested by any other party hereto to carry out the transactions contemplated by this Agreement.

     5.2 Publicity. Neither of the parties hereto shall issue or make, or cause to have issued or made, any public release or announcement concerning this Agreement or the transactions contemplated hereby, without the advance approval in writing of the form and substance thereof by the other party hereto, which approval shall not be unreasonably withheld, except as required by law.

      5.3 Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by any party hereto to another (herein collectively called "Notice") shall be in writing and delivered personally or mailed by registered or certified mail, postage prepaid and return receipt requested, or by telecopier, or by a reputable overnight courier, as follows:

     If to CCL:

            Carnival Corporation
            3655 N.W. 87th Avenue
            Miami, Florida 33178
            Attention: Chief Financial Officer

     If to any Buyer:

            c/o CRC Holdings, Inc.
            3250 Mary Street, 5th Floor
            Miami, Florida 33133
          Attention: Chief Financial Officer

      5.4 Governing Law. The provisions of this Agreement and the documents delivered pursuant hereto shall be governed by and construed in accordance with the laws of the State of Florida; provided that the exercise of all rights and remedies by any of the parties is subject to any applicable Louisiana Gaming Control Law, and the rules and regulations promulgated thereunder.

      5.5 Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits and schedules attached hereto, constitutes the entire agreement between and among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

      5.6 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

     5.7 Multiple Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.


EXECUTED as of the date first written above.

CARNIVAL CORPORATION


By: /s/ Gerald R. Cahill
       Gerald R. Cahill



             *
Sherwood M. Weiser



             *
Donald E. Lefton



            *
Thomas F. Hewitt



           *
Peter L. Sibley



            *
W. Peter Temling



            *
Robert B. Sturges

* Executed By Power of Attorney



By:/s/ W. Peter Temling
      W. Peter Temling